UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 20, 2005

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 20, 2005, IA Global, Inc. (the “Company”) entered into an Amendment 2 to the Option Exercise, Transition and Consolidation Agreement (“Amendment 2”) with QuikCAT Australia Pty Ltd (“QCA”), NanoCAT Technologies Pte Ltd and Rose-Marie Pontre. In Amendment 2, the Company agreed to modify the payment schedule to $30,000 on or before September 23, 2005 and the final payment of $115,000 on or before October 10, 2005. The parties are working to resolve the assignment of certain intellectual property rights to QCA in the field of use.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Exhibits –

Exhibit No.	Description
10.1

Amendment 2 to Option Exercise, Transition and Consolidation Agreement dated September 20, 2005 amongst IA Global, Inc., QuikCAT Australia Pty Ltd., NanoCAT Technologies Pte Ltd and Marie-Rose Pontre’.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: September 20, 2005

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer